UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2008

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2008, Chiquita International Limited, a subsidiary of Chiquita Brands International, Inc. (together with its subsidiaries, "Chiquita"), entered into an agreement with an affiliate of C.I. Banacol S.A., a Colombia-based producer and exporter of bananas and other fruit products ("Banacol"), relating to the purchase of bananas produced in Colombia (the "New Banana Agreement"). In 2004, Chiquita had sold its banana-producing and port operations in Colombia to Banacol, and at that time had entered into an 8-year banana purchase agreement (the "2004 Banana Agreement"). The 2004 Banana Agreement was (i) described in Item 5 of Chiquita's Current Report on Form 8-K which was filed with the Securities and Exchange Commission on June 14, 2004 (the "2004 8-K"), and (ii) filed as Exhibit 99.3 to the 2004 8-K.

Pursuant to the New Banana Agreement, which is effective as of January 1, 2008, Chiquita will purchase approximately 11 million boxes per year of bananas produced by Banacol in Colombia through June 2012 on terms comparable to the 2004 Banana Agreement, but subject to a price increase of up to $.25 per 40 lb. box if certain volume conditions are met and Banacol continues to remain current in certain of its obligations to Chiquita. Chiquita entered into the New Banana Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, in connection with modifying its commercial relationship with Banacol, including terminating the 2004 Banana Agreement, as described in Item 1.02, below.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the New Banana Agreement referred to in Item 1.01 above, Chiquita and Banacol (i) terminated the 2004 Banana Agreement, effective as of January 1, 2008, (ii) terminated, effective as of December 31, 2007, an agreement which had been entered into in 2004 (the "2004 Pineapple Agreement" and, collectively with the 2004 Banana Agreement, the "2004 Agreements") for Chiquita to purchase pineapples from affiliates of Banacol and (iii) entered into other commercial arrangements. The 2004 Pineapple Agreement had also been entered into in connection with Chiquita’s sale of its Colombian operations to Banacol and was previously (i) described in Item 5 of the 2004 8-K and (ii) filed as Exhibit 99.4 to the 2004 8-K. The 2004 Agreements were terminated and the New Banana Agreement and other commercial arrangements were entered into in light of the changed economic circumstances since the date of the 2004 Agreements.

The other commercial arrangements entered into by Chiquita and Banacol in connection with the New Banana Agreement and the termination of the 2004 Agreements include, among other things, arrangements providing for: (i) Banacol to make payments to Chiquita, or otherwise provide Chiquita with credits, of up to approximately $10 million in the aggregate between now and 2012, (ii) Chiquita to contract, subject to certain subcontract rights and at prices approximating current fair market value, for certain shipping space that otherwise would have been used to ship pineapples to Chiquita under the 2004 Pineapple Agreement, (iii) Banacol to increase its available supply to Chiquita of bananas it produces in Costa Rica by approximately two million boxes per year at prices approximating fair market value for a minimum of two years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

January 30, 2008	By:	/s/James E. Thompson

Name: James E. Thompson
Title: Senior Vice President, General Counsel and Secretary